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                                                                    Exhibit 10.4

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                   EXECUTIVE SEVERANCE COMPENSATION AGREEMENT

      This AGREEMENT (the "Agreement") is made and entered into effective as of the day of April 12,1999, by and between Eurobank, a Puerto Rico banking corporation, with main offices in San Juan, Puerto Rico (the "Bank"), and YADIRA MERCADO, of legal age, married, a key employee and officer of the Bank, and resident of San Juan, Puerto Rico (the "Executive").

                                   WITNESSETH:

      WHEREAS, Bank considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of Bank and its stockholders;

      WHEREAS, Bank recognizes that the possibility of a Change in Control (as hereinafter defined) may exist, and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of Bank and its stockholders;

      WHEREAS, Executive is willing to continue to serve Bank but desires assurance that in the event of any Change in Control of Bank, he/she will continue to have the responsibility and stature he/she has earned within the Bank, or in the alternative, if terminated that he/or she be adequately compensated as herein provided;

      WHEREAS, the Bank and the Executive now desire to enter into this Agreement to establish the terms and conditions upon which such payments will be made.

      NOW, THEREFORE, in consideration of the mutual undertakings set forth in this Agreement, and for other good and valuable consideration, the receipt and

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sufficiency of which are hereby acknowledged, the Bank and the Executive agree as follows:

                                   ARTICLE ONE
                                   DEFINITIONS

1. "Beneficiary" shall mean the person(s) described in Article Four of this Agreement.

2.    "Board" shall mean the Board of Directors of the Bank.

3. "Change in Control" shall mean and shall be deemed to have occurred for purposes of this Agreement if and when:

      (i) any entity, person or group of persons acting in concert becomes beneficial owner (within the meaning of Section 13(d) of the Securities and Exchange Act of 1934), directly or indirectly, of securities of the Bank representing more than twenty-five percent (25%) of the combined voting power of the Bank or any successor; or

      (ii) the effective date of a merger or consolidation of the Bank with one or more other corporations or banks as a result of which the holders of the outstanding voting stock of the Bank immediately prior to the merger hold less than sixty-six percent (66%) of the combined voting power of the surviving or resulting corporation or bank;

      (iii) the effective date of a transfer of all or substantially all of the property of the Bank other than to an entity of which the Bank owns at least eighty percent (80%) of the combined voting power; or

      (iv) as a result, or in connection with, any cash, render or exchange after merger, contested election, or other business combination, or any combination of the foregoing, the services of the Executive are no longer required in his present capacity.

4. "Compensation" shall mean the Executive's base annual salary (which is intended to be total base salary without proration for actual months worked) (herein "Base Compensation") plus the highest performance or incentive based remuneration (herein the "Performance Compensation"), as reported by the Bank on 499-R

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      2/W-2 Form (or its equivalent) in any of the four fiscal years prior to the termination of employment.

6. "Constructive Termination" shall mean that the Executive resigns from his position(s) with the Bank as a result of any of the following:

      (i) Without his express written consent, the detrimental assignment to the Executive of any duties inconsistent with his positions, duties, and responsibilities with the Bank as in effect immediately before a Change in Control;

      (ii) A reduction of the Executive's overall Compensation without the prior written consent of the Executive, which is not remedied within thirty (30) calendar days after receipt by the Bank of written notice from the Executive of such reduction;

      (iii) A determination by the Executive made in good faith that as a result of a Change in Control, he has been rendered unable to carry out, or has been substantially hindered in the performance of, any of the authorities, powers, functions, responsibilities or duties attached to his position with Bank's successor, which situation is not remedied within thirty (30) calendar days after receipt by the Bank of written notice from the Executive of such determination;

      (iv) Failure by the Bank to require and/or obtain in writing from any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank, an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place:

      (v) Executive's "Disability" as such term is defined in the Bank's long term disability plan, or if the Bank has no long term disability plan in effect at the time of the Executive's disability, shall have the meaning provided in the Internal Revenue Code, of the United States (the "Code"), Section 22(e)(3). (Provided, however, if Executive is covered by Disability Insurance at the time of such disability, he shall then be entitled to such

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            insurance coverage as his/her only benefit instead of that provided in Article Two hereof).

7. "Director" or "Directors" shall mean any member, or members of the Board of Directors of the Bank.

8. "Disability" shall be as such term is defined in the Bank's long term disability plan, or if the Bank has no long term disability plan in effect at the time of the Executive's disability, shall have the meaning provided in Code section 22(e)(3).

9. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

10. "Termination for Cause" shall mean that the Executive, is involuntarily terminated from employment with the Bank based upon his commission of any of the following:

      (i)   a felony; or

      (ii) any intentional act on the part of the Executive, involving personal profit, which causes material damage to the Bank.

      For the purpose of this Agreement, no act, or failure to act, on the part of the Executive shall be deemed "intentional" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Bank. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of a majority of the Directors then in office (with the Executive abstaining if a Director) at a meeting of the Board called and held for such purpose (after at least ten (10) days' notice of the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive had committed an act set forth above and specifying the particulars thereof in detail. The number of votes needed to constitute a majority shall be determined based on the total number of Directors then serving, including any abstaining Director. Nothing herein shall limit the right of the Executive or his Beneficiary to contest the validity or propriety of any such determination.

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                                   ARTICLE TWO
                                    BENEFITS

      1. Nature of Benefits. The benefits under this Agreement provided to the Executive are in the nature of a fringe benefit and shall in no event be construed to affect or limit the Executive's current or prospective salary increases, cash bonuses, profit sharing distribution or credits, or any other benefit. Notwithstanding the foregoing, the terms and conditions of this Agreement shall govern, control and supersede any and all contrary or conflicting provisions contained in any other agreement or contract between the Bank and Executive, including without limitation any employment agreement between the Executive and the Bank.

      2. Termination of Employment. (i) The Board of Directors may, without cause, terminate this Agreement at any time, by giving ninety days (90) written notice to the Executive. In such event, the Executive, if requested by the Board of Directors, shall continue to render his/her services, and shall be paid his/her regular salary up to the date of termination. In addition, the Executive shall be paid on the date of termination a severance payment equivalent to two (2) year(s) of Compensation and in addition accrued vacation and those other benefits referred to in Section 5 of this Article Two. (ii) Notwithstanding the above, the Executive may, without cause, terminate the Agreement by giving thirty days (30) written notice to the Board of Directors.

      3. Severance Payment Upon Termination After Change in Control. Executive shall have the right to continued Compensation, subsequent to the execution of a definitive agreement ("Definitive Agreement") which will result in a Change in Control. In the event Executive's employment is terminated by the Bank for any reason including his Constructive Termination (other than a Termination for Cause) after the Change in Control, Executive shall be entitled to receive a cash lump sum payment equal to that provided for in Section (2) (i) of this Article Two and in addition accrued vacation and those other benefits referred to in Section 5 of this Article Two. Payment of such Compensation shall

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      be made under this Article Two, Section 3 within five (5) days of
      Executive's termination.

      4. Reduction in Compensation Proscribed After Change in Control. During the Term of this Agreement and after a Change in Control, Executive shall receive as compensation, while still employed by Bank or its successor, a base salary equal to at least his Base Compensation as of the date of the Change in Control (herein the "Minimum Annual Compensation") which shall be payable in equal monthly installments. In addition, during such period, the Bank or its successor shall pay and provide the Executive at no cost to the Executive, all of his then-current fringe benefits, including but not limited to health, disability, dental, life insurance, bank automobile and country club memberships, if any, all of which shall be at levels and amounts no less favorable than levels and amounts in effect as of the date of Change in Control.

      5. Additional Benefits Upon Termination After Change in Control. In addition to the Severance Payment under Article Two, Sections 2 and 3 of this Agreement, for a period of two (2) years from the date of Termination, (the "Benefits Period"), the Executive shall continue to be eligible to participate in (and the Bank shall continue contributions on his behalf to) all health, dental, long term disability, accident and life insurance plans or arrangements made available by the Bank in which he or his dependents were participating immediately prior to the date of his termination, as if he continued to be an employee of the Bank and to the extent that participation in any one or more of such plans and arrangements is possible under the terms thereof, provided that if the Executive obtains employment with another employer during the Benefits Period, such coverage shall be provided only to the extent that the coverage exceeds the coverage of any substantially similar plan provided by his new employer. Furthermore, the Executive shall not be required to exercise any options previously granted under the Bank's Stock Option Plan within the three (3) months established for termination due to Retirement, Voluntary Termination or Involuntary Terminations. The term to exercise such options shall automatically continue to be that stipulated in the Option, as if the Executive had continued in Bank's employment.

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                                  ARTICLE THREE
                                 CONFIDENTIALITY

      1. Recognizing that the knowledge and information about, or relationships with, the business associates, customers, clients, and agents of the Bank and the business methods, systems, plans, and policies of the Bank, which the Executive has heretofore and shall receive, obtain, or establish as an employee of the Bank or otherwise are valuable and unique assets of the Bank, the Executive agrees that, during the continuance of this Agreement and thereafter, he/she shall not otherwise than pursuant to his/her duties hereunder, disclose without the written consent of the Bank, any material or substantial, confidential, or proprietary know-how, data or information pertaining to the Bank, or its business, personnel, or plans to any persons, firm, corporation, or other entity, for any reason or purpose whatsoever.

      2. The Executive hereby acknowledges that the services rendered or to be rendered by him/her are special, unique, and extraordinary character and, in connection with such services, he/she will have access to Confidential Information covering the Bank's business.

                                  ARTICLE FOUR
                            RESTRICTIONS UPON FUNDING

      The Bank shall not have any obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive, his Beneficiary or any successor-in-interest to him shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general unsecured claim.

      For purposes of the Code, the Bank intends this Agreement to be an unfunded, unsecured promise to pay on the part of the Bank. For purposes of ERISA, the Bank intends that this Agreement not be subject to ERISA. If it is deemed subject to ERISA, it

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is intended to be an unfunded arrangement for the benefit of a select member of management, who is a highly compensated employee of the Bank for the purpose of qualifying this Agreement for the "top hat" plan exception under sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

      At no time shall the Executive have or be deemed to have any lien or right, title or interest in or to any specific investment or to any assets of the Bank; rather the Executive shall remain a general unsecured creditor of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of Executive, the Executive shall freely submit to a physical examination and supply such additional information necessary to obtain such insurance or annuities.

                                  ARTICLE FIVE
                          DESIGNATION OF BENEFICIARIES

      Should the Executive die prior to full payment of amounts due under Article Two, payment of all remaining vested payments shall be made to his Beneficiaries. The Executive's written designation of one or more persons or entities as his Beneficiary(ies) shall operate to designate the Executive's Beneficiary under this Agreement. The Executive shall file with the Bank a copy of his Beneficiary designation on the form supplied to the Executive by the Bank. The last such designation form received by the Bank shall be controlling, and no designation, or change or revocation of a designation shall be effective unless received by the Bank prior to the Executive's death.

      If no Beneficiary designation is in effect at the time of an Executive's death, if no designated Beneficiary survives the Executive or if the otherwise applicable Beneficiary designation conflicts with applicable law, the Executive's estate shall be the Beneficiary.

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                                   ARTICLE SIX
                          INTERPRETATION AND AMENDMENT

          The Board shall have the exclusive power and authority to interpret and construe the Agreement. The Board may appoint a Committee to administer this Agreement. The Board may engage agents or experts to assist it and may engage legal counsel, who may or not be the regular counsel to the Bank. The Agreement may be amended, suspended or terminated, in whole or in part, only by a written instrument signed by a duly authorized officer of the Bank and by the Executive.

                                  ARTICLE SEVEN
                             TERMINATION AND RENEWAL

      1.    Termination. This Agreement shall terminate on the earliest of:

      (i) (a) the second anniversary of the first event that constitutes a Change in Control, or

            (b) the third (3rd) anniversary of the date of execution of this Agreement, in the event it has been automatically extended pursuant to Section 2 of this Article Seven, whichever occurs last.

      2. Renewal. On each anniversary of the date of execution of this Agreement, the term hereunder for purposes of this Article Seven,
            Section 1 (i)(b) above shall automatically be extended for an additional one (1) year period beyond the then effective expiration date solely therein, unless either party receives written notice, not less than 90 days prior to the anniversary date, advising the other party that this Agreement shall not be further extended. Any such written notice shall not affect any prior extensions of the terms of employment hereunder.

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                                  ARTICLE EIGHT
                                  MISCELLANEOUS

      1. Alienability and Assignment Prohibition. Neither the Executive, his spouse nor any other Beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgements, alimony or separate maintenance owed by the Executive or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

      2. Revocation. It is agreed by and between the parties hereto that, during the lifetime of the Executive, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written assent of the Executive and the Bank.

      3. Gender. Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

      4. Effect on Other Corporate Benefit Plans. Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure.

      5 Headings. Headings and Subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

      6. Applicable Law. The validity and interpretation of this Agreement shall be governed by the laws of the Commonwealth of Puerto Rico.

      7. No employment Agreement. No provision of this Agreement shall be deemed or construed to create specific employment rights to the Executive or otherwise to limit the right of the Bank to discharge the Executive at any time with or without cause. In a similar fashion, no

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            provision shall limit the Executive's rights to voluntarily sever his employment from the Bank at any time.

      8. Withholding of Taxes. The Bank shall deduct from the amount of any payment made pursuant to this Agreement any amounts required to be paid or withheld by the Bank with respect to federal or state taxes. By executing this Agreement, the Executive agrees to all such deductions.

      9. Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions in this Agreement shall not in any way be affected or impaired.

      10.   Arbitration.

            a. In the event of any claim or controversy arising out of or relating to this Agreement or the breach of this Agreement, the parties agree that all such claims or controversies shall be resolved by final and binding arbitration in San Juan, Puerto Rico, in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date when the claim or controversy first arises. Either party must communicate its request for arbitration under this section in writing ("Arbitration Notice") to the other party within one hundred twenty (120) days from the date the claim or controversy first arises. Failure to communicate Arbitration Notice within one hundred twenty (120) days shall constitute a waiver of any such claim or controversy.

            b. All claims or controversies subject to arbitration under this section shall be submitted to an arbitration hearing within thirty (30) days from the date Arbitration Notice is communicated by either party. All claims or controversies submitted to arbitration under this section shall be resolved by a panel of three (3) arbitrators who are experienced in the arbitration of employment disputes. These arbitrators shall be selected in accordance with the applicable Commercial Arbitration Rules or by agreement of the parties. Either party may request that the arbitration proceeding be

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                  stenographically recorded by a Certified Shorthand Reporter.
                  The arbitrators shall issue a decision on any claim or controversy within thirty (30) days from the date the arbitration hearing is completed. The parties shall have the right to be represented by legal counsel at any arbitration hearing. The costs of any arbitration hearing, including the attorneys' fees incurred by both parties (including any costs, expenses or attorneys' fees incurred in filing any lawsuit to compel arbitration under subsection [c], if applicable), shall be paid by the parties in the same proportion as the amount granted under the arbitration decision to each party bears to the aggregate claims interposed by each party in the arbitration procedure.

            c. The arbitration provisions in this section are subject to the Federal Arbitration Act 9 U.S.C. Sections 1 et seq. (West
                  1998) (or any successor provisions) and may be specifically enforced by any party, and submission or arbitration proceedings compelled, by any Court of competent jurisdiction. The decision of the arbitrators may be specifically enforced by any party in any court of competent jurisdiction.

      IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereon on the day and year first written above.

EUROBANK                                      THE EXECUTIVE

By: /s/ Rafael Arrillaga Torrens, Jr.                By: /s/ Yadira Mercado
    ------------------------------------                ------------------------
    Rafael Arrillaga Torrens, Jr.                       Yadira Mercado